UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  04/29/2011

GeoResources, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  0-8041

Colorado	84-0505444
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

110 Cypress Station Drive, Suite 220
Houston, Texas 77090-1629
(Address of principal executive offices, including zip code)

(281) 537-9920
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 29, 2011, the Compensation Committee (the "Committee") of the Board of Directors of GeoResources, Inc. (the "Registrant") granted restricted stock unit awards (the "Awards") under the GeoResources, Inc. Amended and Restated 2004 Employees' Stock Incentive Plan (the "Plan") to four of the Registrant's named executed officers. Each Award was granted subject to the terms and conditions of a Restricted Stock Unit Agreement, which provides that each restricted stock unit ("RSU") represents a contingent right to receive one share of common stock of the Registrant. Each Award vests approximately one-third on May 1, 2012 and approximately two-thirds vests in 24 equal monthly installments beginning on June 1, 2012, subject to continued employment by the recipient with the Registrant. The Awards are subject to any compensatory recovery policy in effect at the time of each vesting date. The Awards made to the four named executive officers are set forth below.

Named Executive Officer and Position(s) with the Registrant                                                       Number of Restricted Stock Units
Frank A. Lodzinski, Chief Executive Officer and President (Principal Executive Officer)                                     20,000
Howard E. Ehler, Chief Financial Officer and Principal Accounting Officer (Principal Financial Officer)          12,000
Robert J. Anderson, Executive Vice President - Engineering and Acquisitions                                                    15,000
Francis M. Mury, Executive Vice President - Chief Operating Officer (Southern Region)                                    15,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GeoResources, Inc.

Date: May 05, 2011	By:	/s/ Frank A. Lodzinski
Frank A. Lodzinski
President and Chief Executive Officer